COACH, INC.
                            2000 Stock Incentive Plan
             Restricted Stock Unit Award Grant Notice and Agreement

[Name of Grantee]

     Coach, Inc. (the "Company") is pleased to confirm that you have been granted a restricted stock unit award (the "Award"), effective as of [Award Date] (the "Award Date"), as provided in this agreement (the "Agreement") pursuant to the Coach, Inc. 2000 Stock Incentive Plan:

1. Award. Subject to the restrictions, limitations and conditions as described below, the Company hereby awards to you as of the Award Date:

               [# Shares Granted] restricted stock units ("RSUs")

which are considered Stock Awards under the Plan. While the restrictions are in effect, the RSUs are not transferable by the Participant by means of sale, assignment, exchange, pledge, or otherwise.

     2. Vesting. The RSUs will remain restricted and may not be sold or transferred by you until [Vesting Date] (the "Vesting Date"). Subject to sections 4, 5 and 6 below, if you are continuously employed by the Company or any of its affiliates (collectively, the "Coach Companies") from the Award Date until the Vesting Date, the Award will vest in full on the Vesting Date.

     3. Distribution of the Award. As soon as practicable after the Vesting Date, the Committee will release the Award. Applicable withholding taxes will be settled by withholding a number of shares with a market value not less than the amount of such taxes, and a stock certificate for the net number of shares distributed will be delivered to you; provided, that in the event that the Company is liquidated in bankruptcy, (1) the Committee will not release shares of Coach, Inc. common stock pursuant to the Award and (2) all payments made pursuant to the Award will be made in cash equal to the fair market value of Coach, Inc. common stock on the distribution date multiplied by the number of RSUs;

     4. Death, Total Disability or Retirement. If you cease active employment with the Coach Companies because of your death, permanent and total disability (as defined under the appropriate disability benefit plan, if applicable), or retirement (as defined below), a pro-rata portion of this Award may vest, subject to the approval of the Committee. If applicable, the shares will be distributed to you at the normal payout time. For purposes of the foregoing, "Retirement" shall mean your voluntary departure from employment with the Coach Companies if either: (1) you have attained age 65 and five years of service with the Coach Companies or (2) you have attained age 55 and ten years of service with the Coach Companies.

     5. Termination. If your employment terminates for reasons other than your death, permanent and total disability, or retirement (as described in section
4), then you will generally forfeit the right to all RSUs. You may be eligible


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for a prorated distribution, subject to Committee approval. Eligibility for a prorated distribution and either the number of shares that may be recommended for distribution would be dependent upon the circumstances resulting in your termination.

     6. Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if your employment with the Company is terminated for Cause (as defined below) or if you engage in any activity inimical, contrary or harmful to the interests of the Coach Companies during your employment with the Coach Companies, including but not limited to: (a) violating any business standards established by the Company, (b) disclosing or misusing any confidential information regarding the Coach Companies, or (c) participating in any activity not approved by the Board of Directors which is reasonably likely to contribute to or result in a Change of Control, as defined in Article X of the Plan (such activities to be collectively referred to as "Wrongful Conduct"), then (i) this Award, to the extent it remains restricted, shall be forfeited automatically on the date on which you first engaged in such Wrongful Conduct or the date your employment terminates for Cause, whichever is applicable. For purposes of this Agreement, "Cause" shall mean fraud, misappropriation, embezzlement or other act of material misconduct against the Coach Companies; substantial and willful failure to render services in accordance with the terms of your duties as an employee, provided that (A) a demand for performance of services had been delivered to you at least thirty (30) days prior to your termination identifying the manner in which you have failed to perform and (B) thereafter you fail to remedy such failure to perform; conviction of or plea of guilty or nolo contendere to a felony; or violation of any business standards established by the Company.

     7. Award Not Transferable. This Award will not be assignable or transferable by you, other than by a qualified domestic relations order or by will or by the laws of descent and distribution, and will be exercisable during your lifetime only by you (or your legal guardian or personal representative).

     8. Transferability of Award Shares. The shares you will receive under the Award generally are freely tradeable in the United States. However, you may not offer, sell or otherwise dispose of any shares in a way which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions required by law on Common Stock received by you pursuant to this Award.

     9. Conformity with the Plan. This Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan.

     10. No Rights to Continued Employment. Nothing in this Agreement confers any right on you to continue in the employ of the Coach Companies or affects in any way the right of any of the Coach Companies to terminate your employment at any time with or without cause.


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11.  Miscellaneous.

     (a) Amendment or Modifications. The grant of this Award is documented by the minutes of the Committee, which records are the final determinant of the number of shares granted and the conditions of this grant. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall directly or indirectly impair or otherwise adversely affect your rights under this Agreement without your consent. Except as in accordance with the two immediately preceding sentences, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

     (b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of New York, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in New York, New York and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

     (c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.

     (d) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


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                  In witness whereof, the parties hereto have executed and
delivered this agreement.

                                        COACH, INC.



                                        By:
                                           -------------------------------------
                                        Felice Schulaner
                                        Senior Vice President of Human Resources

                                        Date:
                                             -----------------------------------



                  I acknowledge that I have read and understand the terms and conditions of this Agreement and of the Plan and I agree to be bound thereto.

                                        AWARD RECIPIENT:



                                        ----------------------------------------
                                        [Name of Grantee]

                                        SSN:
                                             -----------------------------------

                                        Date:
                                             -----------------------------------

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